                                                                    EXHIBIT 10.2

                             REGISTRATION AGREEMENT


     AGREEMENT made as of June 9, 1994 by and among Global Imaging Systems Inc., a Delaware corporation (the "Company"); and those persons listed on Exhibit A attached hereto (collectively, the "Purchasers").


                                   WITNESSETH:


     The Company and the Purchasers are parties to an Equity Purchase Agreement of even date herewith (the "Purchase Agreement"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Any other persons who purchase Common Stock of the Company may, with the consent of the Company's Board of Directors and the holders of more than 60% of each class of the Company's Common Stock, become parties to this Agreement by executing a supplemental signature page hereto.

     Certain Capitalized Terms used herein are defined in paragraph 8 hereof.

     The parties hereto agree as follows:

     1.  Demand Registrations.

         (a) Long-Form Registrations. At any time after the earlier of (i) 180 days after the Company's Initial Public Offering has been declared effective by the Securities and Exchange Commission (the "SEC") or (ii) the fifth anniversary of the date hereof, the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-l or any similar long-form registration ("Long-Form Registrations") for which the Company will pay all Registration Expenses (a "Company-Paid Long Form Registration"), provided that the expected aggregate net cash proceeds to all sellers of Registrable Securities in each such offering is not less than $20 million (with respect to the Company's first registration under the Securities Act) or $10 million (with respect to subsequent registrations). The holders of Registrable Securities will be entitled to request two (2) Company Paid Long-Form Registrations. A registration will not count as one of the permitted Long-Form Registrations until it has become effective, and no Company-Paid Long-Form Registration will count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration, provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Company-Paid Long-Form Registration. All Long-Form Registrations shall be underwritten registrations.

     (b) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(a), at any time after the fifth anniversary of the date hereof the holders of at least 40% of the Registrable Securities may request an unlimited number of registrations under the Securities Act of all or part of their Registrable Securities on Forms S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") in which the Company will pay all Registration Expenses, provided that the expected aggregate net cash proceeds to all sellers in each such offering may not be less than $10 million. All registrations requested pursuant to paragraphs 1(a) or 1(b) are referred to herein as "Demand Registrations." Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. Once the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

     (c) Priority on Demand Registrations. Within five days after receipt of any request for a Demand Registration, the Company will give written notice of such request to all other holders of Registrable Securities and will include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the holders of at least a majority of the Registrable Securities requesting such registration. If the managing underwriter of any Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriter can be sold, pro rata among the respective holders on the basis of their relative shares of Registrable Securities held. Any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in paragraph 5.

     (d) Restrictions on Long-Form Registrations. The Company will not be obligated to effect any Long-Form Registration within six months after the effective date of a previous Long-Form Registration or a registration in which the holders of Registrable Securities were given Piggyback Rights pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included.

     (e) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

     (f) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the holders of a majority of the Registrable Securities.

     2. Piggyback Registrations.

        (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

        (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

        (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by such holders, and (iii) third, other securities requested to be included in such registration; provided, that in any Piggyback Registration other than the Initial Public Offering of the Company's Common Stock, the holders of Registrable Securities shall be permitted to include in any such registration on a pro rata basis not less than 25% of the number of shares of Common Stock proposed to be sold in such offering, unless the holders of a majority of the Registrable Securities requesting such registration agree in writing to reduce such portion or to waive their rights under this proviso.

        (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by such holders and (iii) third, other securities requested to be included in such registration.

        (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld.

        (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration, unless a shorter period of time is approved by the holders of a majority of the Registrable Securities included in such previous registration, or unless such registration is a "shelf registration" on Form S-3 that the holders of Registrable Securities have requested to be kept effective for a period of more than six months.

     3. Holdback Agreements.

        (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and the 90-day period (180 days in the case of the Initial Public Offering) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

        (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

        (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers thereof set forth in such registration statement; provided, that if the Company is eligible to use Form S-3, the holders of Registrable Securities may require the Company to keep such registration effective as a "shelf registration" for a period of up to two years.

        (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller;

        (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

        (e) notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

        (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

         (i) if the offering is underwritten and at the request of any Seller of Registrable Securities, use its best efforts to furnish on the date that Restricted Securities are delivered to the underwriters for sale pursuant to such registration an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Seller, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (iii) to such other effects as reasonably may be requested by counsel for the underwriters or by such Seller or its counsel.

         (j) make available for inspection by any Seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

         (k) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

     5.  Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

         (b) In connection with each Company-Paid Long-Form Registration and each Short-Form Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of such Registrable Securities.

         (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of Registrable Securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.  Indemnification.

         (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of

Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

         (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7. Participation in Registrations. No Person may participate in any registration hereunder unless such Person:

         (a) in the case of a registration which is underwritten, agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements;

         (b) as expeditiously as possible, notifies the Company, at any time when a prospectus relating to such Person's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

         (c) complies with all reasonable requests made by the Company or its counsel with respect to the registration of such Person's Registrable Securities, including, without limitation, providing access to all relevant books and records; and

         (d) completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Person's Registrable Securities, and in the case of a registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements.

     8.  Definitions.

         (a) The term "Initial Public Offering" shall mean the first registered public offering of the Company's Common Stock by the Company under the Securities Act with net proceeds to the Company of not less than $10 million.

         (b) The term "Registrable Securities" means (i) any Class A Common Stock held by the Purchasers, and (ii) any Class B Common Stock held by the Purchasers or the managers of the Company, (iii) any securities issued or issuable with respect to the Class A Common Stock or Class B Common Stock referred to in clauses (i) or (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Class A Common Stock or Class B Common Stock held by Persons holding securities described in clauses (i), (ii), or (iii) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have ceased to be Restricted Securities (as defined in the Purchase Agreement), unless such securities are held at such time by a holder of Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected. Notwithstanding the foregoing, in the event of any transfer of Registrable Securities to an Affiliate of the Purchaser or by gift to a member of his immediate family, or by will or the laws of descent and distribution, or to a trust for the benefit of the Purchaser and/or his immediate family (and any such trust may transfer shares to the Purchaser and/or members of the Purchaser's immediate family in accordance with its terms), then such shares shall continue to be "Registrable Securities" for purposes of this Agreement.

         (c) The term "Seller" means any person whose Registrable Securities are included in a Demand or Piggyback Registration.

         (d) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

     9.  Miscellaneous.

         (a) Selection or Investment Bankers. Except as otherwise provided herein in connection with Demand Registrations and Piggyback Registrations, the selection of investment banker(s) and manager(s) for any public offering or private sale by the Company of its securities must be approved by the holders of a majority of the Registrable Securities, which approval will not be unreasonably withheld.

         (b) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

         (c) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

         (d) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         (e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of 80% of the Registrable Securities.

         (f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

         (g) Notices. The paragraph entitled "Notices" in the Purchase Agreement is hereby incorporated in this Agreement by reference and made a part hereof, with the following addition:

             Notice to the Holders

             At the address set forth opposite the name of each of the Purchasers on Exhibit A attached hereto with a copy to

                     Christopher J. Hagan, Esq.
                     Davis, Graham & Stubbs
                     1225 New York Avenue, N.W.
                     Suite 1200
                     Washington, D.C. 20005-3919

     (h) Stockholders' Agreement. Notwithstanding anything above to the contrary, all transfers of Registrable Securities are subject to the provisions of the Stockholders' Agreement and shall be made in accordance with such provisions.

     (j) Termination of Registration Rights. All registration rights granted hereunder will expire at such time as 75% of the Registrable Securities originally issued by the Company pursuant to the Purchase Agreement have been sold to the public (either in an offering registered under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act), and the average daily trading volume of the Common Stock over the six-month period immediately preceding the termination is at least one-quarter of one percent (1/4%) of the Company's outstanding Common Stock.

     (k) Incorporation of Purchase Agreement Provisions. The paragraphs entitled "Severability," "Counterparts," "Descriptive Headings" and "Governing Law" in the Purchase Agreement are hereby incorporated in this Agreement by reference and made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    GLOBAL IMAGING SYSTEMS INC.



                                    By: /s/ Thomas S. Johnson
                                        ----------------------------------------
                                        Thomas S. Johnson
                                        President and Chief Executive Officer




                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV LIMITED PARTNERSHIP

                                    By:  Golder, Thoma, Cressey, Rauner IV, L.P.
                                         General Partner


                                    By:  Golder, Thoma, Cressey, Rauner, Inc.
                                    Its: General Partner



                                         By: /s/ Carl D. Thoma
                                            ------------------------------------
                                            Carl D. Thoma
                                            Authorized Officer



                                     /s/ Thomas S. Johnson
                                     -------------------------------------------
                                     Thomas S. Johnson


                                    /s/ Raymond Schilling
                                    --------------------------------------------
                                    Raymond Schilling

                    AMENDMENT NO. 3 TO REGISTRATION AGREEMENT
                    -----------------------------------------


     THIS AMENDMENT NO. 3 TO REGISTRATION AGREEMENT is made as of August 14, 1996 by and among Global Imaging Systems Inc., a Delaware corporation (the "Company"); Golder, Thoma, Cressey, Rauner Fund IV, Limited Partnership, a Delaware limited partnership ("GTCR"); Thomas S. Johnson ("Johnson"); and Jackson National Life Insurance Company, a Michigan life insurance company ("JNL").

                                   WITNESSETH:

     The Company, GTCR, Johnson, Raymond Schilling, Michael Mueller, James B. Conway, Peter Dinan, Paul Donehue, Chris Flanagan, L. Neal Berney, Edward Cobb, Raymond Echols, Rodney Reid, Douglas A. Timm, Dennis Cameron, Paul Robichaud, Thomas Kane, Todd Johnson, Michael J. Fitzgibbons, Christopher Groff, Mathew G. Swider, Donald P. Fink, Thresa N. Dunn, Alexis McGhee, Bruce Cook, Terry K. Smith and Crystal E. Smith are parties to a Registration Agreement dated June 9, 1994, as amended (the "Registration Agreement") pursuant to which the Company has granted to such persons certain registration rights for their shares of the Company's Common Stock. In order to induce JNL to enter into an Equity Purchase Agreement of even date herewith (the "JNL Purchase Agreement") and to purchase share shares of the Company's Common Stock, the Company and each of GTCR and Johnson have agreed to amend the Registration Agreement to add JNL as a party thereto. The execution and delivery of this Agreement is a condition to the Closing under the JNL Purchase Agreement.

     Certain Capitalized Terms used herein are defined in the Registration Agreement.

     The parties hereto agree as follows:

     1.    AMENDMENTS TO REGISTRATION AGREEMENT.

     1.1 First Recital. The first recital to the Registration Agreement is hereby amended to delete the first two sentences of such recital and to add the following sentences in their place:

     "The Company and certain Purchasers are parties to an Equity Purchase Agreement dated June 9, 1994 (the "Purchase Agreement") and the Company and Jackson National Life Insurance Company ("JNL") are parties to an Investor Purchase Agreement dated August 14, 1996 (the "JNL Purchase Agreement"). In order to induce the Purchasers under the Purchase Agreement and the JNL Purchase Agreement to enter into such agreements, the Company has agreed to provide the registration rights set forth in this Agreement. "

     1.2   Long-Form Registrations.


           (a) Subparagraph 1(a) of the Registration Agreement is hereby amended to delete the number "$20 million" in the ninth line of the first sentence and to replace it with the number "$10 million". In addition subparagraph 1(a) of the Registration Agreement is hereby further amended to delete the number "$10 million" in the ninth and tenth lines of the first sentence and to replace it with the number "$5 million".

           (b) Subparagraph 1(a) of the Registration Agreement is hereby amended to delete the reference to "two (2)" in the second sentence of such subparagraph and to insert "four (4)" in its place. In addition, the second to last sentence of such subparagraph 1(a) is hereby amended to add the phrase "(including Registrable Securities held by JNL which were requested to be included in such registration" after the words such registration" and before ", provided that. .
 .".

     1.3 Priority on Demand Registrations. Subparagraph 1(c) of the Registration Agreement is hereby amended to add the following new sentence at the end of such subparagraph:

              "Notwithstanding the foregoing, in the event of a JNL Demand Registration, the holders of Registrable Securities other than JNL Registrable Securities shall only be included in such Demand Registration if the holders of JNL Registrable Securities are able to sell all of their Registrable Securities requested to be included therein. "

     1.4 Selection of Underwriters. Subparagraph 1(e) of the Registration Agreement is hereby amended to substitute "initiating" for "included in" in the first sentence.

     1.5 Demand Registrations. Paragraph 1 of the Registration Agreement is hereby amended to add the following subparagraph (g) after the end of such paragraph:

              "(g) JNL Demand Rights. Notwithstanding the provisions of paragraph 1(a) above, at any time after 180 days after the closing of the Company's Initial Public Offering the holders of a majority of the Registrable Securities initially issued to JNL pursuant to the JNL Purchase Agreement (the "JNL Registrable Securities") shall have the right to request up to two (2) Demand Registrations for their Registrable Securities (the "JNL Demand Registrations"); provided, however, that (i) at least 50% of the JNL Registrable Securities shall have been requested to be included in the first JNL Demand Registration and (ii) the second JNL Demand Registration may not be requested until 18 months after the closing of a prior JNL Demand Registration and the holders of JNL Registrable Securities must have requested to include at least 80% of all remaining JNL Registrable Securities in such registration. The JNL Demand Registrations shall count as two of the four Long-Form Registrations for the holders of Registrable Securities pursuant to paragraph 1(a) above unless the Company is permitted to use any applicable short form. The Company shall pay all Registration Expenses associated with the JNL Demand Registrations."

     1.6 Priority on Primary Registrations. Subparagraph 2(c) of the Registration Agreement is hereby amended to add the following sentence at the end of such subparagraph:

     "Notwithstanding the foregoing, in the event that such underwritten primary registration is the Company's Initial Public Offering of its securities, then the managing underwriters shall have the right to exclude any securities held by employees of the Company if in their opinion the sale of such securities would adversely affect either the offering price or the number of securities which the Company will include in such registration."

     1.7   Registration Expenses.

           (a) Subparagraph 5(b) of the Registration Agreement is hereby amended to delete the phrase "such Registrable Securities" at the end of such subparagraph and to replace it with "the holders of "Registrable Securities initiating such registration."

           (b) Subparagraph 5(c) of the Registration Agreement is hereby deleted in its entirety.

     1.8 Indemnification. Subparagraph 6(b) of the Registration Agreement is hereby amended to add the phrase "regarding such holder" after the word "affidavits" in the third line of such subparagraph. Subparagraph 6(b) of the Registration Agreement is hereby further amended to add the phrase "in connection with such registration" after the phrase "writing by such holder" in the twelfth line of such subparagraph.

     1.9 Selection of Investment Bankers. Subparagraph 9(a) of the Registration Agreement is hereby amended to add the phrase "or, in the event of a JNL Demand Registration, by the holders of a majority of the JNL Registrable Securities" after the phrase "Registrable Securities" in the fourth line of such subparagraph.

     1.10 Amendments and Waivers. Subparagraph 9(e) of the Registration Agreement is hereby amended to add the phrase "GTCR, holders of a majority of the JNL Registrable Securities and" after the phrase "written consent of" in the last line of such subparagraph.

     1.11 Termination of Registration Rights. Subparagraph 9(i) of the Registration Agreement is hereby amended and restated in its entirety to read as follows:

                   "(i) Termination of Registration Rights. All registration rights granted hereunder will expire at such time as either (i) 100% of the Registrable Securities originally issued by the Company pursuant to the Purchase Agreement and the JNL Purchase Agreement have been sold to the public (either in an offering registered under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act), or (ii) all of the Registrable Securities (other than those held by a director or officer of the Company) are eligible for resale under Rule 144(k) promulgated under the Securities Act and the average daily trading volume of the Common Stock over the six-month period immediately preceding the termination is at least one percent (1%) of the Company's outstanding Common Stock."

     1.12 Schedule of Holders. The Schedule of Holders to the Registration Agreement is hereby amended to be in the form attached hereto as Exhibit A. All references to "Purchasers" in the Registration Agreement shall include all parties listed on the Schedule of Holders including "Jackson National Life Insurance Company, a Michigan life insurance company."

     2. EFFECT OF THE AMENDMENT. All references to the Registration Agreement in the Purchase Agreement or the JNL Purchase Agreement or any related document shall mean the Registration Agreement as amended by this Amendment. Except as specifically amended above, the Registration Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     3. DESCRIPTIVE HEADINGS. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     4. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     5. COUNTERPARTS. This Amendment may be executed and delivered in counterparts, each of which shall constitute an original, and all of which together shall constitute one Amendment.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Registration Agreement as of the date first written above.

                                    GLOBAL IMAGING SYSTEMS INC.


                                    By: /s/ Ray Schilling
                                       -----------------------------------------
                                    Its:   CFO
                                        ----------------------------------------


                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, LIMITED PARTNERSHIP

                                    By:    GTCR IV, L.P.
                                           General Partner

                                    By:    Golder, Thoma, Cressey, Rauner Inc.
                                           General Partner

                                    By: /s/ Carl D. Thoma
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------


                                    /s/ Thomas S. Johnson
                                    --------------------------------------------
                                    THOMAS S. JOHNSON


                                    FOR: JACKSON NATIONAL LIFE INSURANCE COMPANY
                                    BY: PPM AMERICA, INC. as its Agent


                                    By: /s/ Benjamin James
                                       -----------------------------------------
                                    Its: Vice President
                                        ----------------------------------------

                                    EXHIBIT A

                               SCHEDULE OF HOLDERS


Name                                    Address
----                                    -------

Golder, Thoma, Cressey, Rauner Fund IV  c/o Golder, Thoma, Cressey, Rauner, Inc.
 Limited Partnership                    233 South Wacker Drive
                                        Suite 6100
                                        Chicago, IL 60606
                                        Attn:       Carl D. Thoma
                                        Telephone:  (312) 382-2200
                                        Telecopy:   (312) 382-2201

Thomas S. Johnson                       P.O. Box 273478
Raymond Schilling                       Tampa, FL 33688-3478
Michael Mueller                         Telephone:  (813) 960-5508
Todd Johnson                            Telecopy:   (813) 264-7877

Michael Fitzgibbons                     1560 Cable Ranch Road
                                        Suite 200
                                        San Antonio, TX 78245
                                        Telephone:  (210) 673-7000
                                        Telecopy:   (210) 674-2620

James B. Conway                         110 Perimeter Road
Peter Dinan                             Nashua, NH 03063
Chris Flanagan                          Telephone:  (603) 889-1665
Paul Donehue                            Telecopy:   (603) 889-4275
Christopher Groff

L. Neal Berney                          209 Gunn Road
Edward Cobb                             Montgomery, AL 36121
Raymond Echols                          Telephone:  (334) 271-4750
Alexis McGhee                           Telecopy:   (334) 277-4454

Jackson National Life Insurance Company c/o PPM America, Inc.
                                        225 West Wacker Drive
                                        Suite 1200
                                        Chicago, IL 60606
                                        Attn:       Ben James
                                        Telephone:  (312) 634-2516
                                        Telecopy:   (312) 634-0054

Name                                        Address
----                                        -------

Rodney Reid                                 771 Ogletree
                                            Auburn, Alabama 36830

Dennis Cameron                              One Water Street
                                            Amesbury, MA 01913

Douglas A. Timm                             12 Farms Edge Road
                                            Cape Elizabeth, Maine 04107

Paul Robichaud                              275 Read Street
Thomas Kane                                 Portland, Maine 07104

Mathew G. Swider                            181 Bateman Road
Donald P. Fink                              Imperial, PA 15126
Thresa N. Dunn

Bruce Cook                                  730 Salisbury Road
Terry K. Smith                              Statesville, NC 28687-5129
Crystal E. Smith